SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. [ ])


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the Appropriate Box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12


                           MOLECULAR DIAGNOSTICS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                  ---------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:


[ ] Fee paid previously with preliminary materials:


[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed

                           MOLECULAR DIAGNOSTICS, INC.
                      414 North Orleans Street - Suite 502
                             Chicago, Illinois 60610


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 13, 2005


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Molecular Diagnostics, Inc., a Delaware corporation (the "Company"), will be held at the Company's corporate offices located at 414 North Orleans Street, Suite 502, Chicago, Illinois on Monday, June 13, 2005 at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

      1. to elect three directors to serve on the Company's Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified;

      2. to approve an amendment to the Company's Certificate of Incorporation (as amended to date) to increase the number of authorized shares of common stock ($.001 par value) of the Company by 75,000,000 shares from 300,000,000 to 375,000,000 shares;

      3. to ratify the appointment of Altschuler, Melvoin and Glasser LLP as independent auditors for the Company for the fiscal year ending December 31, 2005; and

      4. to transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has no knowledge of any other business to be transacted at the meeting.

      The Board of Directors has fixed the close of business on Friday, April 22, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournments thereof.

      A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the attached Proxy Statement.

                                       By Order of the Board of Directors


April 29, 2005                         Denis M. O'Donnell, M.D.
                                       Chief Executive Officer and President


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                           MOLECULAR DIAGNOSTICS, INC.
                      414 North Orleans Street - Suite 502
                             Chicago, Illinois 60610

                                 PROXY STATEMENT

                         Annual Meeting of Stockholders
                           To be held on June 13, 2005



      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Molecular Diagnostics, Inc. ("Molecular" or the "Company") for use at the Annual Meeting of Stockholders to be held on Monday, June 13, 2005 at 10:00 a.m., local time, at the Company's corporate offices located at 414 North Orleans Street, Suite 502, Chicago, Illinois, and at any adjournments thereof (the "Meeting"). The Notice of Meeting, this Proxy Statement, the form of proxy and the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 are first being mailed to stockholders on or about May 2, 2005.

                          VOTING PROCEDURES AND QUORUM

      The Board of Directors has fixed the close of business on April 22, 2005 (the "Record Date") as the record date to determine stockholders entitled to receive notice of and to vote at the Meeting. Only holders of the Company's common stock, $.001 par value (the "Common Stock"), and the Company's Series E Convertible Preferred Stock, $.001 par value (the "Series E Stock"), shall be entitled to vote at the Meeting. The Company had 111,375,205 shares of its Common Stock and 233,598 shares of its Series E Stock outstanding as of the close of business on the Record Date. Each holder of Common Stock is entitled to one vote per share of Common Stock on each of the matters to be voted upon at the Meeting. Each holder of Series E Stock is entitled to vote on any matter on which the holders of Common Stock are entitled to vote, and to notice of the Meeting. When voting with the holders of Common Stock as a single class, each holder of Series E Stock is entitled to one vote for each share of Common Stock into which such holder's Series E Stock is convertible on the Record Date, calculated to the nearest whole share.

      If the accompanying proxy is properly completed, signed and returned prior to the Meeting, such shares will be voted in accordance with the instructions on the proxy or, in the absence of instructions as to any proposal, they will be voted in favor of proposals 1, 2, and 3 as set forth in the accompanying Notice of Meeting.

      A stockholder may revoke a proxy at any time prior to exercise at the Meeting by (1) giving written notice of such revocation to the Company, (2) executing and delivering to the Company a later-dated proxy, or (3) attending the Meeting and voting in person. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

      In case any nominee for election as a director is unable or unavailable to serve as a director when the election occurs, the persons named as proxies in the accompanying form of proxy may vote for a substitute nominee. The Company expects all nominees to be available and knows of no matters to be brought before the Meeting other than those described in this Proxy Statement. If, however, any other matters properly come before the Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person voting such proxies.

      The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock and Series E Stock outstanding on the Record Date and entitled to vote shall constitute a quorum. If a quorum is not present, the chairman of the Meeting or the holders of a majority of the shares entitled to vote who are present in person or represented by proxy at the Meeting have the power to adjourn the Meeting from time to time until a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Meeting as originally scheduled. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Broker non-votes will also count in determining whether a quorum is present. If a broker indicates on the proxy that it does not have discretionary authority and has not received voting instructions with respect to a particular item, those shares will not be considered as present and entitled to vote with respect to that matter.

      The affirmative vote of a plurality of the votes of the shares of Common Stock and Series E Stock, voting together as a single class, present in person or represented by proxy and entitled to vote will be required to elect the directors (Proposal No.1). Accordingly, abstentions, broker non-votes and votes withheld for a nominee will not have any effect on the election of a director.

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Series E Stock entitled to vote at the Meeting, voting together as a single class, is required to approve the proposal to amend the Company's Certificate of Incorporation (Proposal No. 2). Votes withheld or abstaining from voting, as well as broker non-votes, will therefore have the same effect as a negative vote or a vote against this proposal.

      The affirmative vote of the holders of a majority of the votes of the shares of Common Stock and Series E Stock cast, voting together as a single class and excluding abstentions, shall be required to ratify the appointment of Altschuler, Melvoin and Glasser LLP as independent auditors of the Company for the fiscal year ending December 31, 2005 (Proposal No. 3). Broker non-votes will not be counted as shares voting on this proposal and accordingly will have no effect on the ratification of the appointment of our independent auditors.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS


      Pursuant to the Company's Certificate of Incorporation and By-laws, each as amended to date, the Company's Board of Directors may consist of no fewer than three nor more than 15 directors, with the specific number to be authorized by the Board of Directors from time to time in its discretion. The Board of Directors is currently authorized to consist of three members following the resignation of Peter P. Gombrich from the Board in March 2005. Each director holds office until his successor is elected and qualified, and directors need not be stockholders.

      Three directors are to be elected at the Meeting to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified. All of the nominees are currently directors of the Company and have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. If a nominee becomes unable or unavailable to serve as a director at the time of the election, the persons named as proxies in the accompanying proxy may vote the proxy for a substitute nominee. Vacancies, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

      The affirmative vote of a plurality of the votes of the shares of Common Stock and Series E Stock, voting together as a single class, present or represented by proxy and entitled to vote will be required to elect the directors.

      Unless otherwise specified, the persons designated in the proxy will vote the shares covered thereby at the Meeting FOR the nominees set forth below.


        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
                           ELECTION OF THE NOMINEES.


The Board of Directors and the Nominees


Name                          Age      Offices and Positions, if any, Held with the Company         Director Since
----                          ---      ----------------------------------------------------         --------------

Denis M. O'Donnell, M.D.      51       President, Chief Executive Officer and Director              1998

Alexander M. Milley           52       Director                                                     1989

John H. Abeles, M.D.          60       Director                                                     1999

Nominees

      Denis M. O'Donnell, M.D. was elected President and Chief Executive Officer of the Company in February 2004 and has been a director of the Company since December 1998. From 1997 to 2003, he was a Managing Director of Seaside Advisors, L.L.C., an investment advisor to Seaside Partners, L.P., a private equity firm. Prior to joining Seaside Advisors, Dr. O'Donnell was President of Novavax, Inc., a company engaged in the development of specialty biopharmaceutical products, from 1995 to 1997. Dr. O'Donnell currently serves as a director of Novavax, and was Chairman of its Board from May 2000 to April 2005 and Vice Chairman of its Board from 1999 to 2000. From 1997 to 1998, Dr. O'Donnell was a Senior Advisor to Novavax and from 1991 to 1995 served as a Vice

President of that company. Prior to joining Novavax in 1991, Dr. O'Donnell was Director of the Clinical Research Center at MTRA, Inc., a company engaged as an investigator in human clinical trails. Dr. O'Donnell has been a director of ELXSI Corp. since 1996 and of Columbia Laboratories, Inc. since 1999. Dr. O'Donnell is a Fellow of the American College of Clinical Pharmacology.

      Alexander M. Milley has been a director of the Company (including its predecessors) since 1989. Mr. Milley is currently President, Chief Executive Officer and Chairman of the Board of ELXSI Corp., a holding company with subsidiaries operating in the restaurant and environmental inspection equipment industries. He is also President and Chairman of the Board of Azimuth Corporation, a holding company with subsidiaries operating in the trade show exhibit, retail environment design, and electrical components and fastener distribution industries. Mr. Milley was Chairman of the Board and Chief Executive Officer of Bell National Corporation, a predecessor of the Company, until December 1998 and was President of Bell from August 1990 until December 1998. Mr. Milley is the founder, President, sole director and majority stockholder of Milley Management, Inc. ("MMI"), a private investment and management-consulting firm. Mr. Milley is also the President and a director of Cadmus Corporation, a private investment and management-consulting firm, and a director and executive officer of Winchester National, Inc. ("Winchester").

      John H. Abeles, M.D. has been a director of the Company since May 1999. Dr. Abeles is President of MedVest, Inc., a venture capital and consulting firm he founded in 1980. He is also General Partner of Northlea Partners, Ltd. ("Northlea Partners"), a family investment partnership. Dr. Abeles was a senior medical executive at Sterling Drug Company, Pfizer, Inc. and Revlon Healthcare, Inc. and subsequently was a medical analyst at Kidder, Peabody & Co. Dr. Abeles is a director of a number of companies operating in the medical device and healthcare fields, including public companies I-Flow Corporation, Oryx Technology Corp., and DUSA Pharmaceuticals, Inc.

Executive Officer

      Dennis L. Bergquist, 44, was appointed Chief Financial Officer of the Company in June 2003. Mr. Bergquist is a principal and founder of Bergquist & Bergquist, a financial consulting firm, established in 1990. Mr. Bergquist was Chief Financial Officer of DCNL Incorporated, a privately-held beauty supply manufacturer and distributor, from 1997 until its sale in 1998 to Helen of Troy, Inc. Mr. Bergquist is a licensed Certified Public Accountant in the State of California.

Relationships and Interests in Proposals

      There are no family relationships among any of the directors or executive officers (or any nominee therefor) of Molecular, and no director or executive officer (or any nominee therefor or any associate thereof) has any interest in any matter to be acted upon at the Meeting (other than the election of directors).

Board of Directors and Committee Information

      The Board of Directors held nine (9) meetings during the fiscal year ended December 31, 2004. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees on which they served. Each member of the Board is "independent" as set forth in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers except for Dr. O'Donnell, who is an executive officer of the Company.

      The Board of Directors of Molecular currently has a single standing committee, the Audit Committee. In addition to the descriptions below, please refer to the "Report of the Audit Committee" included in this Proxy Statement.

      Audit Committee

      The Audit Committee consisted of Mr. Milley and Dr. Abeles effective February 2004, each of whom is independent under applicable independence requirements. The Board of Directors has determined that Mr. Milley also satisfies the definition of "audit committee financial expert" as promulgated by the SEC.

      The Audit Committee acts pursuant to a written charter, which charter authorizes the committee's overview of the financial operations and management of the Company, including a required review process for all quarterly, annual, and special filings with the Securities and Exchange Commission, and meetings with the Company's independent auditors. A copy of the Audit Committee's charter was included as an appendix to the Company's Proxy Statement for its 2004 Annual Meeting of Stockholders as filed with the SEC on July 1, 2004. The Audit Committee met one time in 2004.

      Compensation Matters

      The Company does not have a compensation committee but, rather, the full Board of Directors participates in deliberations concerning executive compensation and establishes the compensation and benefit plans and programs of Molecular. For more information on the compensation of directors and officers of the Company, see the "Compensation" section below.

      Nomination Matters

      The Board of Directors does not currently have a nominating committee or a committee performing similar functions. Given the size of the Company and the historic lack of director nominations by stockholders, the Board has determined that no such committee is necessary. Similarly, although the Company's By-laws contain procedures for stockholder nominations (which procedures have not been materially changed since the Company's last disclosure with respect thereto), the Board has determined that adoption of a formal policy regarding the consideration of director candidates recommended by stockholders is not required. The Company intends to review periodically both whether a more formal policy regarding stockholder nominations should be adopted and whether a nominating committee should be established. Until such time as a nominating committee is established, the full Board will participate in the consideration of candidates in accordance with the guidelines described herein. A description of the procedures for stockholder nominations and the desired qualifications of candidates, among other nominations matters, follows.

      Stockholder Nominations

      The Board will accept for consideration any candidate properly recommended by a stockholder; acceptance of a recommendation for consideration does not imply the Board will nominate the proposed candidate.

      Stockholders who wish to nominate qualified candidates to serve as directors of the Company may do so in accordance with the procedures set forth in the Company's By-laws. The By-laws provide that nominations of persons for election to the Board at a meeting of stockholders may be made (i) by or at the direction of the Board, or (ii) by any stockholder of the Company entitled to vote in the election of directors at the meeting and who complies with certain notice procedures.

      Such nominations, other than those made by or at the direction of the Board, must be made pursuant to timely notice in writing to the Secretary of the Company. In order to be considered timely, a stockholder's notice must be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not less than 60 days prior to the first anniversary of the date of the mailing of the notice of the previous year's annual meeting of stockholders.

      However, if no annual meeting of stockholders was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, such anniversary date, to be timely a stockholder's notice must be delivered, or mailed and received, not later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the 10th day following the day on which the date of such meeting has been first "publicly disclosed" by the Company. For purposes of the nominations procedures, "publicly disclosed" or "public disclosure" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, or in a document publicly filed by the Company with the SEC.

      Any stockholder's notice must include the following information:

      o as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required under applicable securities laws (including Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), and such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected; and

      o as to the stockholder giving notice, the name and address, as they appear on the Company's books, of such stockholder and the class and number of shares of the Company which such stockholder beneficially owns.

      At the request of the Board, any person nominated by the Board for election as a director must furnish to the Company's Secretary the same information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

      The Company may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of the nominee to serve as a director, as well as a consent to be interviewed by the Board if the Board chooses to do so in its discretion and a consent to serve as a director if nominated and elected. Submissions received through this process will be forwarded to the Board for review. Only those nominees whose submissions comply with these procedures and who satisfy the qualifications determined by the Board for directors of the Company will be considered.

      Qualifications and Candidates

      When considering candidates, the Board strives to achieve a balance of knowledge, experience and accomplishment. While there are no set minimum requirements, a candidate should:

      o     be intelligent, thoughtful and analytical
      o     possess superior business-related knowledge, skills and experience
      o reflect the highest integrity, ethics and character, and value such qualities in others
      o     have excelled in both academic and professional settings
      o     demonstrate achievement in his or her chosen field
      o     be free of actual or potential conflicts of interest
      o     be familiar with regulatory and governance matters
      o have the ability to devote sufficient time to the business and affairs of the Company, and
      o demonstrate the capacity and desire to represent, fairly and equally, the best interests of the Company's stockholders as a whole.

      In addition to the above criteria (which may be modified from time to time), the Board may consider such other factors as it deems in the best interests of the Company and its stockholders and that may enhance the effectiveness and responsiveness of the Board and its committees. Finally, the Board considers a candidate's independence, financial sophistication and special competencies.

      The Board identifies potential candidates through referrals and recommendations, including by incumbent directors, management and stockholders, as well as through business and other organizational networks. The Board may retain and compensate third parties, including executive search firms, to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

      Current members of the Board with the requisite skills and experience are considered for re-nomination, balancing the value of the member's continuity of service and familiarity with the Company with that of obtaining a new perspective, and considering each individual's contributions, performance and level of participation, the current composition of the Board, and the Company's needs. If any existing members do not want to continue in service or if it is decided not to re-nominate a director, new candidates are identified in accordance with those skills, experience and characteristics deemed necessary for new nominees, and are evaluated based on the qualifications set forth above. In every case, the Board meets (in person or telephonically) to discuss each candidate, and may require personal interviews before final approval.

      The Board does not currently, and does not intend in the future, to differentiate between or alter the manner in which it evaluates candidates based on the constituency (including stockholders) that proposed the candidate.

Stockholder Communications

      It is the policy of the Board of Directors of Molecular to welcome communications from stockholders. Stockholders may send written communications to the entire Board or individual directors, addressing them to Molecular Diagnostics, Inc., 414 North Orleans Street, Suite 502, Chicago, Illinois 60610,
Attention: Chief Financial Officer. Communications by e-mail should be addressed to info@molecular-dx.com and marked "Attention: Chief Financial Officer" in the "Subject" field. All such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Company has the authority to discard the communication or take appropriate legal action regarding the communication.

      Recognizing that director attendance at the Company's annual meetings of stockholders can provide stockholders with an opportunity to communicate with members of the Board of Directors, it shall be the policy of the Board of Directors to strongly encourage, but not require, the members of the Board to attend such meetings.

Certain Relationships and Related Transactions; Proceedings

      During 2002, Mr. Gombrich, the Company's former Chief Executive Officer, repaid approximately $50,000 owed to Molecular at December 31, 2001 and loaned the Company an additional $127,000 in cash. During 2003, Mr. Gombrich continued to advance funds to the Company and in December 2003 he agreed to convert $305,667 in cash advances, un-reimbursed business expenses, and other amounts owed to him by the Company into a Bridge II Convertible Promissory Note. The terms of the note, including interest at the rate of 15% per annum and a conversion rate of $.15 per share of Common Stock, were identical to those of other Bridge II Convertible Promissory Notes issued by the Company. In March of 2004, Mr. Gombrich converted the principal amount of the note plus all accrued interest due as of the date of conversion into 2,113,987 shares of restricted Common Stock of the Company. During December 2003 and 2004, Mr. Gombrich continued to advance funds to the Company and was owed $37,299 as of December 31, 2004 for such advances.

      In May 2003, the Company issued a $15,000 Bridge II Convertible Promissory Note to Northlea Partners, of which Dr. Abeles is General Partner, in exchange for $15,000 cash. The terms of the note are identical to other Bridge II Convertible Promissory Notes issued by the Company. In April 2004, the Company issued a $25,000 Bridge III Convertible Promissory Note to Northlea Partners in exchange for $25,000 cash and a $12,500 Bridge III Convertible Promissory Note to Dennis Bergquist, MDI's Chief Financial Officer, in exchange for $12,500 cash. The terms of the notes are identical to other Bridge III Convertible Promissory Notes issued by the Company. At that time, the Company also issued warrants to purchase 6,250 and 3,125 shares of Common Stock to Northlea Partners and Mr. Bergquist, respectively, with the same terms as other participants in the Bridge III offering.

      In April 2003, Molecular issued a $1,000,000 Convertible Promissory Note due April 2, 2004 to Suzanne M. Gombrich, the wife of the Company's former Chief

Executive Officer and Chairman, Peter Gombrich, in exchange for $1,000,000 in cash. The note bore interest at the rate of 12% per annum and was convertible into Common Stock at a conversion price of $0.10 per share. As additional consideration, the Company granted Ms. Gombrich a warrant to purchase 1,000,000 shares of Common Stock at an exercise price of $0.15 per share. Molecular further granted her a first priority security interest in all of its assets. In April 2004, in conjunction with the closing of a debt offering by the Company, the Convertible Promissory Note due Ms. Gombrich was paid in full and her first priority security interest in all the Company's assets was released. The payment on the $1,000,000 Convertible Promissory Note and $126,114 of accrued interest was in the form of $936,114 in cash and 1,900,000 shares of Common Stock of the Company, which shares were issued in August 2004 following stockholder approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock.

      In July 2003, Azimuth Corporation ("Azimuth"), of which Mr. Milley is President and Chairman of the Board of Directors, and Cadmus Corporation ("Cadmus"), of which Mr. Milley is President and a director, agreed to cancel seven warrants held by Azimuth and one warrant held by Cadmus, which entitled the holders to purchase a total of 3,125,000 shares of Common Stock at various exercise prices between $0.01 and $1.25 per share. The warrants, issued between December 1999 and August 2001, contained anti-dilution clauses which required Molecular to increase the number of shares of Common Stock the holders were entitled to purchase under the warrants by approximately 1,500,000 shares as of the date of the agreement, with commensurate adjustments in individual exercise prices so that gross proceeds to the Company from exercise of the warrants remained the same. These anti-dilution provisions could have required the Company to make additional adjustments in shares and exercise prices in the future based on the Company's issuance of debt or equity instruments at prices below the adjusted exercise prices of these warrants. In consideration for the parties' agreement to cancel these warrants, including certain anti-dilution clauses, and the forgiveness of approximately $100,000 owed to Azimuth and Cadmus, Molecular agreed to issue new five-year warrants entitling the holders to purchase an aggregate 6,500,000 shares of Common Stock at an exercise price of $0.30 per share. The documents relating to this agreement were executed in the first quarter of 2005.

      During 2003 and 2004, the Company engaged Leslie Bergquist, wife of the Company's Chief Financial Officer, Dennis Bergquist, as a consultant to perform certain financial advisory services. Ms. Bergquist was paid a total of $72,100 in 2004 for her services, which included approximately $20,100 due and owing for services performed in 2003. Ms. Bergquist's arrangement with the Company calls for monthly fees of $8,000. Ms. Bergquist is a licensed Certified Public Accountant in the State of California.

      On January 9, 2003, Monsun, AS ("Monsun") filed suit against Mr. Gombrich (United States District Court for the Northern District of Illinois Eastern Division (Case No. 03 C 0184)), claiming $500,000 plus consequential damages for failure to make payment in compliance with the terms of a personal guaranty signed by Mr. Gombrich. The guaranty was executed in connection with Monsun's grant of an extension in the maturity date of a convertible promissory note issued by Molecular on November 1, 2000 in favor of Monsun in the principal amount of $500,000. The note had an original maturity date of November 1, 2001, which was initially extended until January 31, 2002 and subsequently extended to April 1, 2002 and finally to July 31, 2002. Monsun granted the maturity date extensions in exchange for various warrants issued by the Company entitling the holder to purchase shares of Common Stock at various prices. In November 2002, the Board of Directors approved the issuance of 200,000 shares of Common Stock to Monsun to satisfy a default penalty clause in the guaranty. The terms of the guaranty required that Monsun receive registered shares of Common Stock; however, in order to comply with securities laws, the Company issued the shares of Common Stock to Monsun with a restrictive legend. In March 2004, Monsun obtained a judgment against Mr. Gombrich in the amount of $675,000; in July 2004, Monsun obtained a second judgment against Mr. Gombrich in the amount of $438,000 for attorney fees and costs incurred in enforcing the guaranty agreement. Those judgments remain unsatisfied. Monsun has not filed suit directly against MDI to recover any amounts due under the note or otherwise.

      On June 10, 2004, The Lash Group, Inc., a healthcare consulting firm, filed a lawsuit against the Company in the General Court of Justice, Superior Court Division, in Mecklenburg County, North Carolina (04 CVS 10367). The Lash Group seeks approximately $94,000, plus interest, attorney fees and court costs, for the alleged breach of an agreement, with respect to which Mr. Gombrich and MDI are sought to be held primarily liable.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and holders of more than 10% of the outstanding shares of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC.

      Based solely on the Company's review of copies of such reports (and any amendments thereto) it has been furnished and any written representations that no other reports were required, the Company believes that with respect to fiscal 2004, all reports were timely filed except that each of Mr. Milley, former director Robert Shaw, Dr. O'Donnell, Dr. Abeles and Mr. Gombrich did not report the grant in January 2004 to them of options to purchase 250,000 shares of Common Stock as consideration for their services as directors of the Company, Dr. O'Donnell did not report the grant to him in June 2004 of options to purchase 1,000,000 shares of Common Stock as compensation for his services as President and CEO of the Company, and Mr. Bergquist reported one open market purchase of Common Stock in May 2004 two days late.



                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors shall be comprised of at least two members, each of whom is a non-employee director and satisfies all applicable independence requirements. The Audit Committee's duties and responsibilities, summarized below, are more fully set forth in the committee's charter (as amended and restated), a copy of which was included as an appendix to the Company's Definitive Proxy Statement for the 2004 Annual Meeting of Stockholders as filed with the SEC on July 1, 2004.

      The policy of the Audit Committee is to provide assistance to the directors in fulfilling their responsibility to shareholders, potential shareholders, and the investment community relating to corporate accounting, the reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company and to oversee the Company's accounting and financial reporting process on behalf of the Board of Directors.

      In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company's audited financial statements, including the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the Company's financial statements. The Audit Committee also reviewed and discussed with the Company's independent auditors, Altschuler, Melvoin and Glasser LLP, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In particular, the Audit Committee has discussed with the auditors those matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as currently in effect, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee has also received the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" (as currently in effect) relating to the accountant's independence from the Company and its related entities, discussed with the accountants their independence from the Company, and considered the compatibility of the accountants' provision of permissible non-audit services with maintaining the accountants' independence.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 for filing with the SEC. The Audit Committee has also selected, subject to stockholder ratification, Altschuler, Melvoin and Glasser LLP as the Company's independent auditors for the fiscal year ending December 31, 2005.

      The Audit Committee pre-approved all audit and permissible non-audit services provided to the Company by its independent auditors during fiscal 2004. It is the Audit Committee's policy to pre-approve the audit and permissible non-audit services (both the type and amount) performed by the Company's outside auditor in order to ensure that the provision of such services does not impair the auditor's independence, in appearance or fact.


                                                   Audit Committee

                                                   Alexander M. Milley, Chairman
                                                   John H. Abeles, M.D.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock - Five Percent Holders

      The following table sets forth, as of April 22, 2005, certain information with respect to any person, including any group, who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, including the name and address of such owner, the number of shares of Common Stock beneficially owned and the nature of such ownership, and the percentage such ownership is of the outstanding shares of Common Stock.

                                                                               Amount and Nature of   Percent
         Name and Address of Beneficial Owner                                 Beneficial Ownership(1) of Class

         Standard General Holdings, LLC(2)......................................    14,662,819         12.11%
              P.O. Box 2050
              Fair Oaks, CA 95628

         Alexander M. Milley(3).................................................     11,872,412         9.66%
              c/o Azimuth Corporation
              3600 Rio Vista Boulevard, Suite A
              Orlando, FL 32805

         Peter P. Gombrich(4)...................................................      9,506,808         8.28%
              c/o Diamics, Inc.
              6 Hamilton Landing, Suite 510
              Novato, CA 94949

         NeoMed Innovations III, L.P.(5)........................................      9,308,860         7.79%
              8 Queensway House, Queen Street
                                   St. Helier
              Jersey, JE2 4WD, Channel Islands

         RS Investment  Management Co. LLC(6)...................................      7,307,749         6.56%
              388 Market Street, Suite 1700
              San Francisco, CA 94111

         Lantana Small Cap Growth LLC(7)........................................      6,619,311         5.94%
              100 Goose Hill Road
              Cold Springs Harbor, NY  11724

(1) Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group within 60 days of April 22, 2005 upon the exercise of stock options or other purchase rights, but not the exercise of options or warrants held by any other person.

(2) Includes (i) 8,500,000 shares issuable upon conversion of a convertible promissory note, which is convertible at any time, and (ii) 920,833 shares issuable upon exercise of warrants that are exercisable at any time.

(3) Includes: (i) 901,561 shares issuable upon conversion of Series E Stock, including shares issuable upon payment of cumulative dividends, held by Mr. Milley; (ii) 282,881 shares owned by Cadmus, of which Mr. Milley is an executive officer, 1,760,254 shares issuable upon conversion of Series E Stock, including shares issuable upon payment of cumulative dividends, held by Cadmus, and 289,285 shares issuable to Cadmus under stock appreciation rights granted by the Company; (iii) 738,423 shares issuable upon conversion of Series E Stock, including shares issuable upon payment of cumulative dividends, held by Azimuth, of which Mr. Milley is a director and executive officer; (iv) 734,175 shares issuable upon conversion of Series E Stock, including shares issuable upon payment of cumulative dividends, held by MMI, of which Mr. Milley is a director and executive officer; (v) 216,833 shares issuable upon conversion of Series E Stock, including shares issuable upon payment of cumulative dividends, held by Winchester, of which Mr. Milley is a director and executive officer; and (vi) 449,000 shares subject to options granted by the Company to Mr. Milley that are exercisable within 60 days. In July of 2003, Molecular agreed to cancel warrants held by Azimuth and Cadmus and issue new five-year warrants entitling the holders to purchase an aggregate 6,500,000 shares of Common Stock. The number of shares beneficially held by Mr. Milley include the shares issuable under these warrants. (See "Certain Relationships and Related Transactions" for additional details concerning this transaction.)

(4) Includes: (i) 1,021,327 shares held by Mr. Gombrich's wife as the result of the conversion of Series E Stock, including shares issuable upon payment of cumulative dividends; (ii) 1,000,000 shares issuable upon exercise of a warrant granted by the Company to Mr. Gombrich's wife, which is exercisable within 60 days; and (iii) 600,000 shares subject to options granted by the Company to Mr. Gombrich that are exercisable within 60 days. In April 2004, Molecular paid $936,114 in cash and issued 1,900,000 shares of Common Stock in settlement of the principal and accrued interest due on a convertible promissory note held by Mr. Gombrich's wife, which shares are included in the number of shares beneficially held by Mr. Gombrich. Mr. Gombrich disclaims beneficial ownership of the shares held by his wife.

(5) Includes: (i) 7,066,667 shares issuable upon conversion of a Bridge II convertible promissory note, which is convertible at any time; and (ii) 1,060,000 shares issuable upon exercise of warrants granted by the Company that are exercisable within 60 days.

(6) As reported on Schedule 13G/A filed with the SEC on February 14, 2005. Includes 3,926,320 shares allocated to RS Diversified Growth Fund, for which fund RS Investment Management, L.P., a registered investment adviser, serves as investment adviser. R.S. Investment Management Co. LLC is the general partner of RS Investment Management, L.P. and George Hecht is a control person of both entities.

(7)   As reported on Schedule 13D filed with the SEC on February 17, 2005.

Common Stock - Management

      The following table sets forth, as of April 22, 2005, certain information concerning the ownership of Common Stock of each (i) director, (ii) nominee,
(iii) executive officer and former executive officer named in the Summary Compensation Table hereof and referred to as the "Named Executive Officers," and
(iv) all directors and executive officers of the Company as a group.

                                                                               Amount and Nature of     Percent
         Name of Beneficial Owner                                             Beneficial Ownership(1)   Of Class
         ------------------------                                             -----------------------   --------
         Alexander M. Milley(2).................................................    11,872,412            9.66%
         John H. Abeles, M.D.(3)................................................      1,122,539              *%
         Denis M. O'Donnell, M. D.(4)...........................................      1,115,666              *%
         Dennis L. Bergquist (5)................................................        338,125              *%
         Peter P. Gombrich(6)...................................................      9,506,808           8.28%
         All directors and executive officers as a group (5 persons)............     23,955,550          18.90%

* Less than one percent of the Common Stock outstanding.

(1) Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group within 60 days of April 22, 2005 upon the exercise of stock options or other purchase rights, but not the exercise of options or warrants held by any other person. The address of each director, nominee and Named Executive Officer of the Company (other than Mr. Gombrich) is c/o Molecular Diagnostics, Inc., 414 N. Orleans, Suite 502, Chicago, IL 60610.

(2) Includes: (i) 901,561 shares issuable upon conversion of Series E Stock, including shares issuable upon payment of cumulative dividends, held by Mr. Milley; (ii) 282,881 shares owned by Cadmus, of which Mr. Milley is a director and executive officer, 1,760,254 shares issuable upon conversion of Series E Stock, including shares issuable upon payment of cumulative dividends, held by Cadmus, and 289,285 shares issuable to Cadmus under stock appreciation rights granted by the Company; (iii) 738,423 shares issuable upon conversion of Series E Stock, including shares issuable upon payment of cumulative dividends, held by Azimuth, of which Mr. Milley is a director and executive officer; (iv) 734,175 shares issuable upon conversion of Series E Stock, including shares issuable upon payment of cumulative dividends, held by MMI, of which Mr. Milley is a director and executive officer; (v) 216,833 shares issuable upon conversion of Series E Stock, including shares issuable upon payment of cumulative dividends, held by Winchester National, of which Mr. Milley is a director and executive officer; and (vi) 449,000 shares subject to options granted by the Company to Mr. Milley that are exercisable within 60 days. In July of 2003, Molecular agreed to cancel warrants held by Azimuth and Cadmus and issue new five-year warrants entitling the holders to purchase an aggregate 6,500,000 shares of Common Stock. The number of shares beneficially held by Mr. Milley include the shares issuable under these warrants. (See "Certain Relationships and Related Transactions" for additional details concerning this transaction.)

(3) Includes: (i) 183,831 shares owned by Northlea Partners, of which Dr. Abeles is General Partner; (ii) 62,500 shares underlying warrants granted by the Company to Northlea Partners that are exercisable within 60 days;
      (iii) 100,000 shares issuable upon conversion of a Bridge II convertible promissory note held by Northlea Partners, which is convertible at any time; (iv) 70,958 shares issuable upon warrants granted upon conversion of a Bridge I convertible promissory note held by Northlea Partners that are exercisable within 60 days; (v) 250,000 shares issuable upon conversion of a Bridge III convertible promissory note held by Northlea Partners, which is convertible at any time; (vi) 6,250 shares issuable upon warrants granted upon conversion of a Bridge III convertible promissory note held by Northlea Partners that are exercisable within 60 days; and (vii)

      449,000 shares issuable upon exercise of options granted by the Company to Dr. Abeles that are exercisable within 60 days. Dr. Abeles disclaims beneficial ownership of all shares owned by, or issuable to, Northlea Partners except 4,422 shares, which shares are attributable to his 1% interest in Northlea Partners as General Partner.

(4) Consists of 1,115,666 shares issuable upon the exercise of options granted by the Company to Dr. O'Donnell that are exercisable within 60 days.

(5) Includes (i) 125,000 shares issuable upon conversion of a Bridge IIII convertible promissory note, which is convertible at any time, and (ii) 3,125 shares issuable upon warrants granted upon conversion of a Bridge III convertible promissory note that are exercisable within 60 days.

(6) Includes: (i) 1,021,327 shares held by Mr. Gombrich's wife as the result of the conversion of Series E Stock, including shares issuable upon payment of cumulative dividends; (ii) 1,000,000 shares issuable upon exercise of a warrant granted to Mr. Gombrich's wife, which is exercisable within 60 days; and (iii) 600,000 shares subject to options granted by the Company to Mr. Gombrich that are exercisable within 60 days. On April 2, 2004, Molecular paid $936,114 in cash and issued 1,900,000 shares of Common Stock in settlement of the principal and accrued interest due on a convertible promissory note held by Mr. Gombrich's wife, which shares are included in the number of shares beneficially held by Mr. Gombrich. Mr. Gombrich disclaims beneficial ownership of the shares held by his wife. (See "Certain Relationships and Related Transactions" for additional details concerning this transaction.)

Series E Stock - All Holders


      The following table sets forth, as of April 22, 2005, certain information with respect to (i) any person (including any group) who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Series E Stock, (ii) each director, nominee, or Named Executive Officer who owns Series E Stock, and (iii) executive officers and directors as a group, including the name and address of such owner, the number of shares of Series E Stock beneficially owned and the nature of such ownership, and the percentage such ownership is of the outstanding shares of Series E Stock.

                                                                               Amount and Nature of   Percent
         Name and Address of Beneficial Owner(1)                               Beneficial Ownership  of Class
         ---------------------------------------                               --------------------  --------
         Alexander M. Milley(2).................................................        119,324        51.08%
              c/o Azimuth Corporation
              3600 Rio Vista Boulevard, Suite A
              Orlando, FL 32805
         William J. Ritger(3)...................................................         49,680        21.27%
              623 Ocean Avenue
              Sea Girt, NJ 08750
         All directors and executive officers as a group
              (5 persons).......................................................        119,324        51.08%

(1) Other than as set forth above with respect to ownership of Series E Stock, no director, nominee or Named Executive Officer of the Company owns any shares of any other series of preferred stock of the Company.

(2) Includes: (i) 48,271 shares owned by Cadmus; (ii) 20,250 shares owned by Azimuth; (iii) 20,133 shares owned by MMI; and (iv) 5,946 shares owned by Winchester National. Converts into an aggregate 4,351,246 shares of Common Stock, including shares issuable upon payment of cumulative dividends.

(3) Converts into 1,811,618 shares of Common Stock, including shares issuable upon payment of cumulative dividends.

                                  COMPENSATION

Summary Compensation Table

      The following table sets forth the cash and non-cash compensation awarded, earned or paid during each of the last three fiscal years to (i) each of the individuals who served as the Company's Chief Executive Officer during the last completed fiscal year, and (ii) the other most highly compensated individual who was serving as an executive officer of the Company at the end of the last completed fiscal year (together, the "Named Executive Officers").

                                                                                          Long-Term
                                                                                        Compensation(1)
                                                                                        ---------------
                                                              Annual Compensation    Securities
                                                              -------------------    Underlying
Name and Principal Position                     Year       Salary          Bonus       Options   Other
---------------------------                     ----       ------          -----       -------   -----
Denis M. O'Donnell, M.D.(2).................    2004    $  116,667       $      0   1,250,000         0
     Chief Executive Officer and............    2003    $        0       $      0           0         0
     President..............................    2002    $        0       $      0           0         0

Dennis L. Bergquist(3)......................    2004    $  150,000       $      0           0         0
     Chief Financial Officer................    2003    $   87,500       $      0           0         0
         ...................................    2002    $        0       $      0           0         0

Peter P. Gombrich(4)........................    2004    $  200,000       $      0     250,000         0
     Former Chairman of the Board and.......    2003    $  240,000       $      0           0         0
     Former Chief Executive Officer.........    2002    $  200,000       $      0           0         0

(1) Molecular does not have a long-term compensation program that includes long-term incentive payouts or other forms of long-term compensation. Any amounts included for long-term compensation represent the number of shares that may be acquired pursuant to options granted in the particular year.

(2) Dr. O'Donnell was appointed Chief Executive Officer and President in February 2004. Dr. O'Donnell was eligible to receive a salary beginning in June 2004, at which time his annual salary was set at $200,000. Dr. O'Donnell was paid $33,333 in 2004; the remainder of his salary has been accrued by the Company. Of the 1,250,000 options granted in 2004, 250,000 were granted to Dr. O'Donnell in his capacity as a director of the Company. For more information on options awarded to Dr. O'Donnell in 2004, see the "Stock Options" section below.

(3) Mr. Bergquist was appointed Chief Financial Officer in June 2003. Mr. Bergquist was paid $112,500 in 2004 and $50,000 in 2003; the remainder of his salary has been accrued by the Company.

(4) Mr. Gombrich resigned as Chief Executive Officer effective February 2004, and as Chairman of the Board, Director and Executive Vice President of the Company in March 2005. Mr. Gombrich did not draw any cash salary, cash bonus payments, or cash car allowance from September 1, 2002 through December 31, 2002 and continued to refrain from drawing any cash compensation for the first five months of 2003. In conjunction with the Company's debt restructuring in 2003, Mr. Gombrich agreed to forgo $50,000 of unpaid compensation due to him at December 31, 2002. He also agreed to reduce his then-current salary and to forgo any salary increases due under his employment agreement, automobile allowances, and incentive compensation for 2002 and 2003. During December 2003 and 2004, Mr. Gombrich continued to advance funds to the Company and was owed $37,299 as of December 31, 2004 for such advances. Mr. Gombrich was paid salary of $152,083 and $83,333 for 2004 and 2003, respectively; he is also owed for un-reimbursed business expenses. The 250,000 options granted to Mr. Gombrich in 2004 were granted to him in his capacity as a director of the Company. For more information on the options awarded to Mr. Gombrich in 2004, see the "Stock Options" section below.


Stock Options

      The following tables summarize option grants during fiscal year 2004 to the Company's Named Executive Officers; no Named Executive Officer exercised any options during that period. No SARs were granted or exercised during 2004. All options listed below were granted at an exercise price equal to at least the fair market value of the Common Stock on the date of grant.

                                               Option Grants in Last Fiscal Year

                                                             Percent of
                                         Number of         Total Options
                                         Securities          Granted to       Exercise or
                                     Underlying Options     Employees in      Base Price      Expiration
       Name                             Granted (#)           2004 (3)         ($/Share)         Date
       ----                             -----------           --------         ---------         ----
       Denis M. O'Donnell, M.D.          250,000(1)              --              $.20           1/1/09
                                        1,000,000(2)            80%              $.10           6/14/09
       Peter P. Gombrich                 250,000(1)              --              $.20           1/1/09


(1) These options were non-statutory options granted to Dr. O'Donnell and Mr. Gombrich in January 2004 for their service as directors of the Company. The options vested immediately and were granted under the Company's 1999 Equity Incentive Plan.

(2) These options were incentive stock options granted to Dr. O'Donnell in June 2004 for his service as Chief Executive Officer and President of the Company. One-third of the options vested immediately and one-third will vest on each of the two anniversaries of the date of grant; the options were granted under the Company's 1999 Equity Incentive Plan.

(3) A total of 1,250,000 options were granted to all employees, including executive officers, in 2004, which amount does not include an aggregate 500,000 options granted to executive officers who also served as directors for their services as directors of the Company and an additional 750,000 options granted to directors who are not officers of the Company.

      The following table sets forth information with respect to the fiscal year-end value of unexercised stock options held by the Named Executive Officers.


                                                  Fiscal Year-End Option Values

                                                                   Number of Securities        Value of Unexercised
                                                                 Underlying Unexercised           In-The-Money
                                                                         Options                     Options
                                                                    At Fiscal Year End          At Fiscal Year End
                                                                    ------------------          ------------------
         Name                                                    Exercisable  Unexercisable  Exercisable Unexercisable
         ----                                                    -----------  -------------  ----------- -------------
         Denis M. O'Donnell, M.D.(1).......................       782,334        666,667           0          0
         Peter P. Gombrich(2)..............................       560,000         40,000           0          0

(1) Options granted to Dr. O'Donnell were as follows: (i) 199,000 that became exercisable in April 2002, (ii) 250,000 granted in January 2004 at an exercise price of $.20 per share, all of which were immediately exercisable, and (iii) 1,000,000 granted in June 2004 with an exercise price of $.10 per share, one-third of which vested immediately and one-third of which vests on each of the two anniversaries of the date of grant.

(2) Options to purchase 200,000 shares granted to Mr. Gombrich during 2000 vest at the rate of 20% per year beginning on May 23, 2001, and have an exercise price of $2.75 per share. Options granted to Mr. Gombrich during 2001 are options for 100,000 shares that vest at the rate of 33% per year beginning February 22, 2001 with an exercise price of $1.6875, and options for 50,000 shares that vested on July 25, 2001 with an exercise price of $1.01. Options granted to Mr. Gombrich in 2004 are options for 250,000 shares granted to him for his services as a director with an exercise price of $.20 per share, which options vested immediately.


Employment Agreements and Termination of Employment; Change-in-Control Arrangements

      Mr. Gombrich was employed as Chairman of the Board and Chief Executive Officer of the Company pursuant to an employment agreement (the "Gombrich Agreement") with InPath, LLC dated May 1, 1998. The Gombrich Agreement was amended on December 4, 1998 to reflect changes related to the acquisition of InPath by Molecular. Under the Gombrich Agreement, Mr. Gombrich was entitled to receive compensation consisting of a base annual salary, a bonus determined at the discretion of the Board of Directors, and a monthly automobile allowance of $750. His base salary was $225,000 in 2000 and $250,000 in 2001 and 2002. In
conjunction with the Company's restructuring in 2003, Mr. Gombrich agreed to reduce his then-current base salary and to forgo salary increases, bonus compensation, and the monthly automobile allowance for 2002 and 2003. Mr. Gombrich also agreed to forgo $50,000 in accrued and unpaid compensation due to him for 2002. The Gombrich Agreement, as amended, had a term of three years, beginning May 1, 1998 and ending April 30, 2001, and provided for automatic renewals thereafter of two additional two-year terms through April 30, 2005.

      The Gombrich Agreement provided for the payment of severance compensation and benefits if Mr. Gombrich terminated the agreement (a) at any time more than 120 days after the occurrence of a change of control (as such term was defined in the agreement), for any or no reason, or (b) for "good reason" (as such term was defined in the agreement), so long as such termination was no later than 90 days following the occurrence of the event constituting the good reason. If Mr. Gombrich was terminated without cause or resigned for good reason, and no change of control had occurred, he was entitled to receive a severance payment equal to two times his "base amount" - defined as his annual base salary in effect immediately prior to the termination of the agreement, plus the highest incentive compensation paid to him in any of the two consecutive annual incentive compensation periods ending immediately prior to the termination of the agreement, plus the monthly automobile allowance he is entitled to receive multiplied by 12. In addition, the Company was obligated to continue to provide, at no cost to Mr. Gombrich, basic employee group benefits that were welfare benefits, but not pension, retirement or similar compensatory benefits, for Mr. Gombrich and his dependents that were substantially similar to those they were receiving or to which they were entitled immediately prior to the termination of the agreement for the lesser of one year after termination or until Mr. Gombrich secured new employment. Further, the Company was obligated to pay or reimburse Mr. Gombrich for the costs and expenses of any executive outplacement firm he selected up to a maximum of $20,000 and provided he provided Molecular with reasonable documentation of his outplacement costs and expenses.

      Mr. Gombrich resigned as Chief Executive Officer of the Company in February 2004 and resigned as Chairman, director and all other positions held with the Company in March 2005.

Compensation of Directors

      The Company compensates its directors through the periodic grant of options to purchase shares of Common Stock of the Company. The options are typically granted at the first meeting of the Board in the calendar year or the first meeting of the Board following the annual meeting of stockholders. The exercise price of the options is set at no less than the fair market value determined by the closing price of the Common Stock as reported on the Over-the-Counter Bulletin Board on the date of grant. Directors have not yet been granted options in 2005 for their services as directors during the 2004 fiscal year; in January 2004, each director was granted options to purchase 250,000 shares of Common Stock, with immediate vesting, at an exercise price of $.20 per share for their services as directors during the 2003 fiscal year.

      The Company also reimburses directors for reasonable expenses incurred in connection with their attendance at meetings of the Board of Directors. For information relating to shares of the Company owned by each of the directors, see the "Security Ownership of Certain Beneficial Owners and Management" section included in this Proxy Statement. For information concerning the compensation of directors who are also officers of the Company, see the "Summary Compensation Table" above.

         PROPOSAL NO. 2 - AMENDMENT TO CERTIFICATE OF INCORPORATION TO
              INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

      On April 15, 2005 the Board of Directors adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation (as amended to date, the "Certificate of Incorporation") to increase the number of authorized shares of Common Stock of the Company by 75,000,000 shares from 300,000,000 to 375,000,000 shares.

      On April 22, 2205, the Company had an aggregate 111,375,205 shares of the Common Stock issued and outstanding. Also on that date, the Company had approximately 4,947,727 shares reserved for outstanding options under the Company's 1999 Equity Incentive Plan, an additional 14,179,666 shares of Common Stock available for issuance under such plan, 160,000 shares reserved for issuance under the Company's 1999 Employee Stock Purchase Plan, and 450,000 stock appreciation rights that are convertible into approximately 289,286 shares of Common Stock. In addition, the Company had approximately 24,810,329 shares of Common Stock underlying outstanding warrants, approximately 56,026,667 shares underlying outstanding convertible promissory notes, and approximately 13,778,000 shares that may be issuable upon warrants to be issued in connection with the conversion of certain of such notes. Finally, the Company had an aggregate 1,119,192 shares of convertible preferred stock outstanding that, if converted, would require the issuance of approximately an aggregate 14,734,984 shares of Common Stock.

      Upon approval, the additional shares would be available for issuance by the Board of Directors without the delay and expense of further stockholder approval (except as may be required by applicable law or the Company's organizational documents) at such time or times and for such proper corporate purposes as the Board may in the future deem advisable. Shares of Common Stock (and preferred stock or notes convertible into shares of Common Stock or other equity securities of the Company) may be issued if, and when, the Board determines it to be in the best interest of Molecular to do so, which may include issuances to (i) obtain funds through the sale of common stock or convertible securities; (ii) pay technology licensing fees; (iii) cover expenses associated with research and development; (iv) pay general and administrative costs; (v) acquire companies; (vi) create strategic alliances; or (vii) other appropriate corporate purposes. The Company anticipates that, given the financial condition of the Company, the Company will need to raise capital prior to the end of the year and will do so through the issuance of securities of the Company. In the event that the Company raises such capital through the issuance of shares of Common Stock (or securities convertible into or exchangeable for such shares), the Company will use or reserve a portion of the shares authorized for that purpose. The Company has no present intention or plans to issue shares of Common Stock for any purpose other than as described herein.

      The availability of authorized but unissued shares of Common Stock might be deemed to have the effect of preventing or discouraging an attempt by another person to obtain control of the Company, because the additional shares could be issued by the Board of Directors, which could dilute the stock ownership of such person. In addition, the Company's Certificate of Incorporation authorizes the issuance of "blank check" convertible preferred stock with the designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue convertible preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of convertible preferred stock could discourage, delay or prevent a change in control of the Company and also may have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company even though the transaction might be economically beneficial to the Company and its stockholders. This proposal is not being proposed in response to a known effort to acquire control of the Company.

      The additional shares of Common Stock to be authorized by adoption of the amendment to the Certificate of Incorporation would have rights identical to the current issued and outstanding shares of Common Stock of the Company. Adoption of the proposed amendment would not affect the rights of existing holders of Common Stock. Like existing holders, holders of shares of Common Stock issued following adoption of the proposed amendment would not be entitled to pre-emptive rights with respect to any future issuances of Common Stock or convertible preferred stock, and such issuances would reduce the proportionate ownership interest in Molecular that each holder had immediately prior to the issuance. The Company has never paid a cash dividend on its Common Stock and does not anticipate paying cash dividends for the foreseeable future. Molecular intends to reinvest any funds that might otherwise be available for the payment of dividends in further development of its business.

      If approved by the stockholders, the amendment to the Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, which filing is expected to take place shortly after the Meeting.

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Series E Stock entitled to vote at the Meeting, voting together as a single class, is required to approve the proposal to amend the Company's Certificate of Incorporation. Votes withheld or abstaining from voting, as well as broker non-votes, will therefore have the same effect as a negative vote or a vote against this proposal.

      Unless otherwise specified, the persons designated in the proxy will vote the shares covered thereby at the Meeting FOR the approval of the amendment.


          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

      PROPOSAL NO. 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


Resignation of Prior Auditors

      Ernst & Young LLP ("E&Y") resigned as the Company's auditors effective February 25, 2003.

      The reports of E&Y on the Company's 2000 and 2001 financial statements included an explanatory paragraph regarding the Company's ability to continue as a going concern. The reports of E&Y on the Company's consolidated financial statements for the aforementioned fiscal years did not contain an adverse opinion or a disclaimer of opinion and, other than as described in the preceding sentence, were not qualified or modified as to uncertainty, audit scope, or accounting principles.

      In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2000 and 2001, and in the subsequent interim period, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in their report.

      In accordance with Item 304(a) of Regulation S-B, Molecular reports that a letter from E&Y to our Audit Committee dated April 8, 2002 reported material weaknesses related to the following matters, which were also discussed directly between the Audit Committee and E&Y:

      o E&Y reported that the financial oversight function to monitor and summarize appropriately the transactions and operations of the Company was ineffective.

      o E&Y reported that significant account reconciliations/analyses were not performed on a timely basis and additionally, in cases where reconciliations/analyses were prepared, reconciling items had not been investigated and reconciliations were not reviewed or approved.

      During 2002, the Company hired an independent consultant, Tatum CFO Partners, LLP ("Tatum"), to address the issues raised by E&Y. In a meeting with the Audit Committee on August 13, 2002, Tatum reported to the Audit Committee that it had assisted management in developing procedures, forms, checklists and reporting packages to address these weaknesses and progress had been made to improve the Company's system of internal controls. Additional progress in these areas continued through the end of 2002 and during 2003.

      The Company authorized E&Y to respond fully to the inquiries of the successor auditor regarding these matters.

Engagement of New Auditors

      The Audit Committee, after reviewing proposals from several firms, engaged Altschuler, Melvoin and Glasser LLP ("AMG") as the Company's auditors commencing with the fiscal year ended December 31, 2002. The engagement was effective April 30, 2003. Prior to their engagement and through April 30, 2003, the date on which AMG was engaged, Molecular did not consult with AMG regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements. AMG did not provide the Company with a written report or oral advice regarding such principles or audit opinion during such period.

Ratification of Auditors

      AMG has served as the Company's independent auditor since April 30, 2003 and has been selected by the Audit Committee of the Board of Directors to continue as the Company's independent auditor for the Company's current fiscal year ending December 31, 2005.

      In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

      A representative of AMG is not expected to be present at the Meeting.

      AMG has a continuing relationship with American Express Tax and Business Services, Inc. ("TBS") from which it leases staff who are full-time, permanent employees of TBS and through which its parents provide non-audit services. As a result of this arrangement, AMG has no full time employees and, therefore, none of the audit services performed were provided by permanent, full-time employees of AMG, although AMG manages and supervises the audit engagement and the audit staff and is exclusively responsible for the opinion rendered in connection with its audit.

Fees

      Audit Fees. The aggregate fees billed for fiscal years 2004 and 2003 for professional services rendered by AMG for the audit of the Company's annual financial statements and review of the financial statements included in the Company's Forms 10-QSB were $150,890 and $129,056, respectively. The aggregate fees billed for fiscal years 2004 and 2003 for professional services provided by E&Y in connection with the audit of the Company's annual financial statements and review of the financial statements included in the Company's Forms 10-QSB were $0 and $15,000, respectively; such $15,000 in 2003 related to the issuance by E&Y of a consent to include their report on the Company's financial statements in the Company's Form 10-KSB for fiscal year 2002 as filed with the SEC in 2003.

      Audit-Related Fees. Neither AMG nor E&Y performed any assurance and related services that were reasonably related to the performance of the outside auditor's audit or review of the Company's financial statements for fiscal years 2004 and 2003.

      Tax Fees. The Company did not incur or pay any fees for professional services rendered for tax compliance, tax advice and tax planning in either of its two most recent fiscal years.

      All Other Fees. Neither AMG nor E&Y performed any services other than those described above for the Company for fiscal years 2004 and 2003.

Pre-Approval Policies

      As required by applicable law, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company's outside auditor. In connection with such responsibilities, the Audit Committee is required, and it is the Audit Committee's policy, to pre-approve the audit and permissible non-audit services (both the type and amount) performed by the Company's outside auditor in order to ensure that the provision of such services does not impair the auditor's independence, in appearance or fact.

      The Audit Committee pre-approved all audit and permissible non-audit services provided to the Company by the independent auditors during fiscal 2004.

      The affirmative vote of the holders of a majority of the votes of the shares of Common Stock and Series E Stock cast, voting together as a single class and excluding abstentions, shall be required to ratify the appointment of Altschuler, Melvoin and Glasser LLP as independent auditors of the Company for the fiscal year ending December 31, 2005.

      Unless otherwise specified, the persons designated in the proxy will vote the shares covered thereby at the Meeting FOR ratification of the Company's independent auditors.


          THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
              RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS.

                             ADDITIONAL INFORMATION


Transaction of Other Business

      The Board of Directors knows of no other business that will be presented for consideration at the Meeting other than that described above. If any other business should come before the Meeting, however, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

Stockholder Proposals for 2006 Annual Meeting

      In order to be eligible for inclusion in the Company's proxy materials for the next annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received by the Company no later than January 2, 2006. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

      In order for a matter to be properly brought before a meeting but not presented in the Company's proxy statement for such meeting, a stockholder must comply with the provisions of the Company's By-laws regarding annual meeting agenda items. Specifically, the By-laws provide that for business to be properly brought before any annual meeting by a stockholder, the stockholder must deliver written notice to, or mail such written notice so that it is received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than 60 days prior to the first anniversary of the date of the mailing of the notice of the previous year's annual meeting of stockholders. If, however, no annual meeting of stockholders was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, such anniversary date, to be timely the stockholder's notice must be so delivered, or mailed and received, not later than the close of business on the later of (a) the 60th day prior to such annual meeting or (b) the 10th day following the day on which the date of the meeting has been first "publicly disclosed" by the Company. "Publicly disclosed" or "public disclosure" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, or in a document publicly filed by the Company with the SEC.

      Any stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting:

      o a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

      o the name and address, as they appear on the Company's books, of the stockholder proposing such business,

      o the class and number of shares of the Company which are beneficially owned by the stockholder, and

      o     any material interest of the stockholder in such business.

Solicitations

      The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold voting securities and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with their distribution of Company proxy materials.

Annual Report on Form 10-KSB

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2004, WHICH CONTAINS FINANCIAL STATEMENTS AND OTHER INFORMATION OF INTEREST TO STOCKHOLDERS, ACCOMPANIES THIS PROXY STATEMENT. STOCKHOLDERS MAY, UPON WRITTEN REQUEST AND UPON PAYMENT OF A REASONABLE FEE, ALSO OBTAIN COPIES OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2004. REQUESTS SHOULD BE MADE IN WRITING TO: MOLECULAR DIAGNOSTICS, INC., 414 NORTH ORLEANS STREET, SUITE 502, CHICAGO, ILLINOIS 60610, ATTENTION: DENNIS BERGQUIST, CHIEF FINANCIAL OFFICER.



                                        By Order of the Board of Directors



                                        Denis M. O'Donnell, M.D.
                                        Chief Executive Officer and President

                           Molecular Diagnostics, Inc.
                            414 N. Orleans, Suite 502
                                Chicago, IL 60610

                                      PROXY
Common Stock                                                        Common Stock

                     For the Annual Meeting of Stockholders
                                  June 13, 2005

The undersigned stockholder of Molecular Diagnostics, Inc. hereby appoints Denis
M. O'Donnell, M.D. and Dennis L. Bergquist, and each of them, attorneys, agents and proxies, with full power of substitution to each, to vote all of the shares of Common Stock, $.001 par value, the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Monday, June 13, 2005 at 10:00 a.m. (local time) at the Company's corporate offices located at 414 N. Orleans, Suite 502, Chicago, IL 60610, and at any adjournments thereof, in the manner indicated herein and in their discretion on any other business which may properly come before said meeting, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for said meeting, receipt of which is hereby acknowledged.

THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS LISTED, INCLUDING FOR THE ELECTION OF DIRECTORS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE.

Please mark your votes as in this example:  [X]

                                    PROPOSALS

Proposal No. 1 - Election of three (3) directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

                                                  FOR          WITHHELD

       Alexander M. Milley                        [ ]             [ ]
       John H. Abeles, M.D                        [ ]             [ ]
       Denis M. O'Donnell, M.D.                   [ ]             [ ]



Proposal No. 2 - Amend the Certificate of Incorporation of Molecular Diagnostics, Inc. to increase the number of authorized shares of common stock from 300,000,000 shares to 375,000,000 shares.

                                                 FOR   AGAINST ABSTAIN
                                                 ---   ------- -------

                                                 [ ]     [ ]     [ ]


Proposal No. 3 - Ratification of the appointment of Altschuler, Melvoin and Glasser LLP as independent auditors for Molecular Diagnostics, Inc. for the fiscal year ended December 31, 2005.

                                                 FOR    AGAINST  ABSTAIN
                                                 ---    -------  -------

                                                 [ ]      [ ]      [ ]

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof, if such business was not known to the Board of Directors prior to the solicitation of this proxy.

SIGNATURES (S) ________________________________________   DATE____________, 2005

               ________________________________________

Please sign exactly as name(s) appear hereon. Please sign, date and return the proxy promptly in the enclosed envelope. When signing as attorney, administrator, trustee, or guardian, please give full title. If the signature is for a corporation, please sign in full corporate name by an authorized officer. If the shares are registered in more than one name, all holders must sign.

                           Molecular Diagnostics, Inc.
                            414 N. Orleans, Suite 502
                                Chicago, IL 60610

                                      Proxy
                Series E                                      Series E
Convertible Preferred Stock                         Convertible Preferred Stock

                     For the Annual Meeting of Stockholders
                                  June 13, 2005

The undersigned stockholder of Molecular Diagnostics, Inc. hereby appoints Denis
M. O'Donnell, M.D. and Dennis L. Bergquist and each of them, attorneys, agents and proxies, with full power of substitution to each, to vote all of the shares of Series E Convertible Preferred Stock, $.001 par value, the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Monday, June 13, 2005 at 10:00 a.m. (local time) at the Company's corporate offices located at 414 N. Orleans, Suite 502, Chicago, IL 60610, and at any adjournments thereof, in the manner indicated herein and in their discretion on any other business which may properly come before said meeting, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for said meeting, receipt of which is hereby acknowledged.

THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS LISTED, INCLUDING FOR THE ELECTION OF DIRECTORS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE.

Please mark your votes as in this example:  [X]

                                    PROPOSALS

Proposal No. 1 - Election of three (3) directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

                                                  FOR          WITHHELD

       Alexander M. Milley                        [ ]             [ ]
       John H. Abeles, M.D                        [ ]             [ ]
       Denis M. O'Donnell, M.D.                   [ ]             [ ]



Proposal No. 2 - Amend the Certificate of Incorporation of Molecular Diagnostics, Inc. to increase the number of authorized shares of common stock from 300,000,000 shares to 375,000,000 shares.

                                                 FOR   AGAINST  ABSTAIN
                                                 ---   -------  -------

                                                 [ ]     [ ]      [ ]


Proposal No. 3 - Ratification of the appointment of Altschuler, Melvoin and Glasser LLP as independent auditors for Molecular Diagnostics, Inc. for the year ended December 31, 2005.

                                                 FOR   AGAINST  ABSTAIN
                                                 ---   -------  -------

                                                 [ ]     [ ]      [ ]

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof, if such business was not know to the Board of Directors prior to the solicitation of this proxy.

SIGNATURES (S) ________________________________________   DATE____________, 2005

               ________________________________________

Please sign exactly as name(s) appear hereon. Please sign, date and return the proxy promptly in the enclosed envelope. When signing as attorney, administrator, trustee, or guardian, please give full title. If the signature is for a corporation, please sign in full corporate name and authorized officer. If the shares are registered in more than one name, all holders must sign.